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                                                    Exhibit 23(a)

                 CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement on Form S-8 and related Prospectuses of our report dated February 17, 1999, with respect to the consolidated financial statements and schedule of BP Amoco p.l.c. included in its Annual Report on Form 20-F for the year ended December 31, 1998, filed with the Securities and Exchange Commission.

                                   /s/ Ernst & Young

Ernst & Young
London, England
May 25, 1999